EXHIBIT 99.2

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Unaudited Consolidated Balance Sheet
September 30, 2005

Assets	2005
Current assets:
Cash and cash equivalents	$ 2,125,790
Patient care accounts receivable, net of allowance for doubtful accounts of
$3,660,000 for 2005	25,301,645
Estimated third-party settlements	671,778
Prepaids and other deposits	3,176,257
Inventories	2,140,702
Other current assets	1,514,493
Total current assets	34,930,665

Property and equipment, net	90,228,012
Goodwill, net	3,253,311
Deferred financing fees, net	3,242,561
Other noncurrent assets	3,123,657
Restricted cash	330,505
Total assets	$ 135,108,711
==========
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 5,598,708
Accrued expenses and other liabilities	16,971,795
Current portion of long-term debt	13,361,278
Total current liabilities	35,931,781

Long-term debt, net of current portion	71,545,632
Capital lease obligations	12,204,041
Total liabilities	119,681,454

Senior redeemable preferred stock, $0.01 par value. Authorized 188,500 shares; issued and outstanding 185,607 shares	24,840,293
Redeemable preferred stock, $0.01 par value. Authorized, issued, and outstanding 57,500 shares	9,516,250

Stockholders' deficit:
Class A common stock, $0.01 par value. Authorized 8,000,000 shares;
issued and outstanding 3,723,100 shares	37,231
Class B common stock, $0.01 par value. Authorized 2,000,000 shares;
issued and outstanding 514,100 shares	5,141
Additional paid-in capital	8,287,286
Treasury stock	(161,860)
Accumulated deficit	(27,097,084)
Total stockholders' deficit	(18,929,286)
Commitments and contingencies
Total liabilities, redeemable preferred stock and stockholders' deficit	$ 135,108,711
==========

See accompanying notes to unaudited consolidated financial statements.

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

For the
Nine Months Ended
September 30, 2005 and 2004

	2005	2004
Operating revenue:
Net patient service revenue	$ 181,271,036	166,891,912
Other revenue	2,939,674	2,702,272
Total operating revenue	184,210,710	169,594,184
Operating expenses:
Cost of services	156,839,971	145,904,979
Facility operating leases	11,172,654	10,589,793
Depreciation and amortization	3,848,059	3,780,402
Total operating expenses	171,860,683	160,275,174
Operating income	12,350,026	9,319,010
Other (expense) income:
Interest expense	(6,096,566)	(6,088,066)
Interest income	65,826	37,211
Total other expense	(6,030,740)	(6,050,855)
Income before income taxes	6,319,286	3,268,155
Provision for income taxes	-	-
Income from continuing operations	6,319,286	3,268,155
Discontinued operations:
Loss from discontinued operations	(709,029)	(744,564)
Amortization of deferred gain on disposal of capital leases -
discontinued operations	-	2,138,329
Net income	$ 5,610,257	4,661,920
	=========	==========

See accompanying notes to unaudited consolidated financial statements.

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

For the
Nine Months Ended
September 30, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income	$ 5,610,257	4,661,920
Adjustments to reconcile net income to net cash provided by
operating activities, including discontinued operations:
Depreciation and amortization	3,848,059	3,780,402
Amortization of deferred gain on disposal of capital leases -
discontinued operations	-	(2,138,329)
Provision for bad debts on patient care accounts receivable	1,832,068	1,274,495
Loss on exit of operating leases - discontinued operations	709,029	744,564
Changes in assets and liabilities, excluding effects of acquisitions and dispositions:
Patient care accounts receivable, net	(3,160,782)	(3,113,540)
Estimated third-party settlements	1,220,618	(273,002)
Prepaids and other deposits and inventories	(1,784,814)	(260,420)
Other current assets	(1,498,500)	(995)
Other noncurrent assets	(739,348)	882,133
Accounts payable	(645,698)	(1,847,363)
Accrued expenses and other liabilities	180,305	1,309,594
Net cash provided by operating activities	5,571,194	5,019,459
Cash flows from investing activities:
Capital expenditures	(2,937,079)	(3,364,700)
Facility acquisitions	-	(263,160)
Net cash used in investing activities	(2,937,079)	(3,627,860)
Cash flows from financing activities:
Borrowings (repayments) on line of credit, net	175,812	(58,260)
Long-term debt repayments	(1,676,009)	(1,480,448)
Other long-term debt	21,791	688,025
Deferred financing fees	(129,374)	(77,946)
Exercise of common stock warrants	776	-
Net cash used in financing activities	(1,607,004)	(928,629)
Net increase in cash and cash equivalents	1,027,111	462,970
Cash and cash equivalents, beginning of year	1,098,679	1,658,593
Cash and cash equivalents, end of year	$ 2,125,790	2,121,563
	=========	=========
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$ 6,087,868	6,089,238
	=========	=========

See accompanying notes to unaudited consolidated financial statements.

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

(1)     Description of Organization

Peak Medical Corporation was incorporated in the State of Delaware and began operations as a holding company on June 2, 1998.  Peak's wholly owned subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") operate a total of 52 facilities including 38 long-term care facilities, four assisted living facilities, two independent living facilities, seven senior apartment complexes located adjacent to skilled nursing facilities, and one facility for the mentally retarded and developmentally disabled as of September 30, 2005. These facilities contain a total of 5,487 licensed beds and/or unlicensed units and were located in seven states.  In addition, pursuant to management contracts with the facilities' licensed operators, Peak's wholly-owned subsidiary, Peak Medical NM Management Services, Inc., provides management services to 10 long-term care facilities in New Mexico with a total of 902 beds.

The consolidated financial statements and/or the notes may refer to Peak and the Subsidiaries collectively as the "Company."  Nothing in the unaudited consolidated financial statements and/or the notes, however, should be construed to mean that Peak itself owns or operates any of the aforementioned facilities.  Rather, Peak is a holding company that owns the capital stock of the Subsidiaries and provides certain administrative support services to and on behalf of the Subsidiaries to enable them to operate such facilities as effectively and efficiently as possible.

At September 30, 2005, the Company had a working capital deficiency of approximately $1.0 million and was in violation of financial covenants contained in certain of its lease and loan agreements. The working capital deficiency was due to classification of the line of credit agreement as a current obligation due to the direct association with the collection and remittance to lender of accounts receivable collections of the Company (see note 4). The Company has either cured any defaults with lenders or lessors have waived all of the financial covenant violations as of September 30, 2005.

The Company's projection for the remainder of 2005 anticipates positive operating cash flows as a result of increased revenue from higher occupancy and increased average revenue rates due principally to private rate increases and overall patient mix, which includes a larger percentage of higher reimbursement payor types, and control of certain operating expenses relative to revenue generated.

Management of the Company believes these actions will be sufficient to allow the Company to continue as a going concern at least through January 1, 2006. However, additional capital may be needed in 2005 and that capital may not be available when needed or if available, at rates unacceptable to the Company. The Company may be unable to meet its revised debt covenants, thereby potentially accelerating the maturity date of the debt. The accompanying unaudited consolidated financial statements do not include any adjustments that might be required if these future capital needs cannot be met.

(2)     Significant Accounting Policies

The accompanying unaudited consolidated financial statements have been prepared in accordance with the Company's customary accounting practices and accounting principles generally accepted in the United States.  In Management's opinion, the accompanying interim consolidated financial statements fairly present the Company's financial position at September 30, 2005, and the consolidated results of operations and cash flows for the nine month period ended September 30, 2005 and 2004, respectively.  Management believes that all adjustments are

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

of a normal and recurring nature, and are considered necessary for a fair presentation. These statements are unaudited, and certain information and footnote disclosures normally included in the Company's annual consolidated financial statements have been condensed or omitted, as permitted under the applicable rules. Readers of these statements should refer to the Company's audited consolidated financial statements and notes thereto, for the year ended December 31, 2004. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year.

          (a)     Principles of Consolidation

The consolidated financial statements include the accounts of Peak and those entities in which it owns more than 50% of the equity. All significant intercompany accounts and transactions have been eliminated in consolidation.

          (b)     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include determining third-party payor settlements, allowances for doubtful accounts, self-insurance obligations, goodwill, and other loss accruals. Actual results could differ from those estimates.

          (c)      Deferred Financing Fees

Peak and certain Subsidiaries incurred debt and lease financing fees in connection with the acquisition of certain long‑term healthcare facilities. In addition, in December 2004, Peak and certain Subsidiaries incurred financing fees in connection with its amended credit facility (GE Line (see note 4)) with GE Capital Healthcare Financial Services (GE), formerly Heller Healthcare Finance, Inc. These fees are capitalized and amortized over the term of the underlying debt, ranging from two to 35 years, using the straight-line method, which approximates the effective interest method. Accumulated amortization of such costs was $4.4 million as of September 30, 2005.

          (d)     Other Revenue

The Company recorded other revenue related to rental income in the amount of $0.6 million and $0.6 million for the nine months ended September 30, 2005 and 2004, respectively. In addition, the Company recorded approximately $1.01 million in management fee income for each of the nine months ended September 30, 2005 and 2004.

          (e)     Income Taxes

The Company files a consolidated federal income tax return. The Company has net operating loss carryforwards (NOLC) for federal income tax purposes that are available to offset future taxable income subject to potential limitations. Due to its limited operating history, the Company has elected not to recognize the income tax benefit of operating losses and, as such, has placed a valuation reserve on these NOLC to reflect limitations on possible future use. Such benefits will be used to offset future tax expense as incurred. The valuation allowance decreased as a result of the decrease in the NOLC discussed above.

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

(3)     Discontinued Operations

The provisions of SFAS No. 144 require the results of operations including any gain or loss recognized of disposed assets of a component entity be reported as a separate component of income before extraordinary items and cumulative effect of accounting changes, if applicable.  During 2004, certain Subsidiaries chose not to renew eight operating leases in the state of Oklahoma.  In accordance with these provisions, the results of operations of the disposed assets for the nine months ended September 30, 2005 were reported as discontinued operations for all periods presented in the accompanying unaudited consolidated statements of operations for the Company.

A summary of the discontinued operations for the periods presented is as follows:

	For the Nine Months Ended
	September 30,
	2005	2004
Net operating revenues	$ -	23,358,930
	============	===========
Pretax loss	(709,029)	(744,564)
Amortization of deferred gain on disposal of capital leases - discontinued operations	-	2,138,329
Loss on exit of operating leases - discontinued operations	-	-
(Loss) income from discontinued operations	$ (709,029)	1,393,765
	============	===========

(4)     Long-Term Debt and Capital Lease Obligations

 At September 30, long-term debt and capital lease obligations consisted of the following:

2005
Revolving line of credit, interest due monthly, due February 2008	$ 11,429,724
Variable-rate mortgage notes payable, due May 2006	10,947,658
Variable-rate mortgage notes payable, due April 2006	3,419,806
Variable-rate mortgage notes payable, due April 2006	2,098,517
7.68% mortgage note payable, due June 2008	21,572,853
10.46% mortgage note payable, due May 2011	15,299,900
5.90% mortgage note payable, due November 2037	14,728,920
5.90% mortgage note payable, due November 2037	4,837,298
Other long-term debt	572,234
Long-term debt	84,906,910
Less current portion	13,361,278
Long-term debt, excluding current portion	71,545,632
Capital lease obligations, bearing interest at 8.67%, due 2006	12,204,041
Long-term debt, excluding current portion	$ 83,749,673
===========

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

In February 2000, Peak and certain Subsidiaries entered into a revolving credit facility with General Electric (GE) in an original aggregate amount of $7.5 million. Advances on the GE Revolving Credit Facility ("GE Line") are made against a borrowing base equal to 85% of qualified accounts due and owing from any Medicare/Medicaid, insurance, and other accounts, excluding private pay accounts as described in the agreement. Peak and certain Subsidiaries must maintain a lockbox account to which all qualified collections must be remitted. Payment of principal on the GE Line shall be the earlier of the receipt of qualified account receipts or the occurrence of default. Upon failure to comply with remittance of all qualified collections, a 2% per annum noncompliance fee will be assessed. The GE Line is classified as current portion of long-term debt in the accompanying unaudited consolidated balance sheet, as all collections are first used to repay principal.

In December 2003, beginning with the calendar quarter ending on December 31, 2003, the net worth covenant was modified to require the Company to maintain a minimum net worth of at least $7.7 million plus the net income for subsequent periods, measured quarterly. The Company was in violation of the net worth covenant for the quarter ended December 31, 2004. GE waived this covenant violation for the quarter December 31, 2004 and agreed that the net worth covenant determination beginning with the quarter ending March 31, 2005 shall be calculated using $9.9 million as the minimum net worth amount, plus net income, calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), for each subsequent calendar quarter.

On February 24, 2005, Peak and certain Subsidiaries entered into an amendment to the GE Line reducing the aggregate principal amount to a maximum of $14.5 million, reducing the base rate to 1.0 percentage points above the prime rate of interest and extending the maturity to February 24, 2008.  At September 30, 2005 and 2004, the GE Line interest rate was 7.5 % and 6.0%, respectively.

In April 2003, Peak Medical Assisted Living, Inc., a wholly owned subsidiary of the Company, finalized the amendment, restatement, and bifurcation of the existing variable rate mortgage note payable scheduled to mature on June 1, 2003. The original variable rate mortgage note with an outstanding balance in the amount of approximately $14.5 million, was bifurcated into two mortgage notes. The financing of two Oklahoma properties provided excess proceeds of $1.7 million and was used to pay down the existing mortgage on a property located in New Mexico. The remaining balance of the mortgage note payable of approximately $11.7 million was bifurcated into two variable-rate mortgage notes, Note A in the amount of $8.0 million and Note B in the amount of approximately $3.7 million, and was secured by property located in New Mexico and substantially all the assets of the facility. The variable-rate mortgage notes are guaranteed by Peak and were scheduled to mature in May 2005.  In March 2005, Peak Medical Assisted Living, Inc., finalized an amendment to extend the term of the notes to mature in May 2006.  The terms of the notes did not change from the previous amendment terms.  Principal and interest are due monthly in arrears, with interest to be adjusted monthly in the amount of 4.5% per annum, plus the greater of 2.25% or the average London Interbank Offer Rate (LIBOR) for one month, for Note A and 5.75% per annum, plus the greater of 2.25% or the average LIBOR for one month, for Note B. At September 30, 2005, the interest rate for Notes A and B was 8.2% and 9.45%, respectively. The variable‑rate mortgage notes require Peak Medical Assisted Living, Inc., to comply with certain covenants such as a minimum debt service coverage ratio, capital expenditures per bed, and various quarterly reporting requirements.

During March 2003, certain Subsidiaries completed the purchase of two properties located in Oklahoma for an aggregate purchase price of $3.8 million. The total mortgage financing provided by GMAC Commercial Mortgage ("GMACCMC") was $5.7 million. After closing costs and required reserve deposits, there was

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

approximately $1.7 million in excess proceeds. This excess was used to pay down the existing long-term debt on a property located in New Mexico. The variable rate mortgage notes require monthly principal and interest payments beginning November 2003, and are scheduled to mature in April 2006. The interest rate for both variable rate mortgage notes at September 30, 2005 was 7.90%. During 2004, two facilities did not meet required individual and combined debt service coverage ratios and one facility did not meet its required occupancy ratio, as required by the mortgage note agreements. GMACCMC waived the existing default and agreed to modify the calculation of the debt service coverage ratios for the quarters ending March 31, June 30, September 30, and December 31, 2005. In addition, the Company was required to deposit with GMACCMC $0.47 million to serve as additional collateral for the notes, and GMACCMC may apply such collateral as a reduction of the notes if additional defaults occur.

At September 30, 2005 and 2004, the Company had $0.5 million in outstanding letters of credit, which reduced the available borrowings under the Company's GE Line, and were used in lieu of lease deposits for equipment and facilities operated by Subsidiaries.

(5)     Employee Benefits

In January 1999, the compensation committee of the board of directors (the Board) of Peak adopted the 1998 Stock Incentive Plan (the 1998 Plan). The 1998 Plan provides for discretionary granting of: (i) "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended; (ii) stock options that do not constitute incentive stock options (nonstatutory stock options); (iii) restricted stock awards; (iv) phantom stock awards; and (v) stock appreciation rights, or any combination of the foregoing. All of the employees of the Company (including an employee who also may be a director of the Company) are eligible to participate in the 1998 Plan.  In July 2004, the Board amended the 1998 Plan to increase the number of shares of common stock that are available under the plan to 636,660 shares of stock.

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. In December 2002, FASB issued Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. The statement established amendments to the accounting and disclosure requirements of SFAS No. 123. As allowed by SFAS No. 148, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above for the year ended December 31, 2004.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, that revises SFAS No. 123, Accounting for Stock-Based Compensation.  SFAS No. 123 (revised 2004) requires an entity to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.  This is similar to the fair-value method in SFAS No. 123. However, non-public companies would no longer be allowed to continue using the intrinsic-value-method of accounting prescribed by APB Opinion No. 25.  Pro forma disclosure is no longer an alternative and non-public companies

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

are required to apply the prospective transition method as of the required effective date.  The effective date of the change will be as of the beginning of the first annual reporting period that begins after December 15, 2005 for non-public companies. Management believes the impact of the requirements will not be material to the Company's consolidated financial statements.

The Company measures the compensation cost of its stock option grants using the intrinsic-value-based method of accounting as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. No compensation cost has been recognized for stock option grants. As allowed by SFAS No. 148, the Company has elected to continue to apply the intrinsic-value-based method of accounting, and has adopted the disclosure requirements of SFAS No. 148. Had the Company's compensation cost been determined using the fair-value-based method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, net income would have been as follows:

	2004	2003
Net income as reported	$ 1,661,917	3,267,676
Net income pro forma	$ 1,661,917	3,267,676

The fair value of each option grant is estimated on the date of the grant using the minimum-value method with the following assumptions used for grants in 2004: risk-free interest rate 4.24%, expected option term of ten years, a dividend yield of 0.0%, and volatility of 0.0%; and 2003: risk-free interest rate 4.36%, expected option term of ten years, a dividend yield of 0.0%, and volatility of 0.0%.

(6)     Capital Stock

          (a)     Redeemable Preferred Stock

Cumulative annual dividends on senior redeemable preferred stock outstanding of $14 per share are payable to holders of record when and if declared by the board of directors of Peak. Each share of senior redeemable preferred stock may be redeemed for a cash amount per share equal to $100 per share. There are $6.3 million in accrued dividends payable on the senior redeemable preferred stock at September 30, 2005.

Cumulative annual dividends on redeemable preferred stock outstanding of $10 per share are payable to holders of record when and if declared by the board of directors of Peak. Each share of redeemable preferred stock may be redeemed for a cash amount per share equal to $100 per share. The preferred shares have been recorded at their full redemption value, net of issuance costs, in the accompanying unaudited consolidated financial statements. There are $4.0 million in accrued dividends payable on the redeemable preferred stock at September 30, 2005.

          (b)     Stock Purchase Warrants

During 1998, Peak issued warrants to purchase 77,600 shares of Class A Common Stock, as adjusted for the four-for-one stock split, in connection with the purchase by a Subsidiary of two facilities located in Colorado. The warrants are exercisable by the holders at par value ($0.01) upon fulfillment of certain events. These warrants expire on May 29, 2005. Peak recorded these warrants at their fair value as a deferred financing fee,

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

which is being amortized over the life of the debt underlying the facilities purchased.  These warrants were exercised in May 2005.

(7)     Commitments and Contingencies

          (a)     Legal Proceedings

Peak Medical Corporation and/or certain Subsidiaries are parties to lawsuits arising in the ordinary course of business, including claims that the Subsidiaries' services have resulted in injury or death to residents of the facilities ("professional liability claims"), claims relating to employment and claims relating to commercial matters.  Those professional liability claims may be: 1) substantially covered by insurance policies; 2) covered by insurance policies with deductible and self-insured retention provisions; 3) covered under an insurance policy in effect from June 2002 to June 2004 which has been exhausted; and/or 4) not covered by any insurance policy.  In certain states in which the Subsidiaries operate, insurance coverage for the risk of punitive damages or attorney fee awards is not available due to state law public policy prohibitions.  The Company cannot predict the outcome of such litigation or the cost resulting from an adverse outcome in any given case.  The Company intends, however, to defend all litigation vigorously.

          (b)     Compliance with Laws and Regulations

The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity continues with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs, together with the imposition of significant fines and penalties as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse laws and regulations as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future review and interpretation as well as regulatory actions unknown or unasserted at this time.

          (c)     Insurance

The Company maintains general and professional liability insurance with respect to operations except in Oklahoma where it is self-insured.  With respect to operations in Colorado, the limits are $1.0 million per occurrence and $3.0 million in the aggregate, per facility, per year.  With respect to operations in Utah, New Mexico, Idaho, Montana and Wyoming, the limits are $1.0 million per occurrence and $3.0 million in the aggregate per facility, per year.  There is an overall policy aggregate limit of $20.0 million.

The Company carries workers' compensation coverage as required by each state in which the Company operates. The Company also maintains employee liability coverage with limits of $1.0 million per occurrence and $1.0 million per employee, per year.

The Company is self-insured with respect to a portion of health insurance benefits made available to its employees. Provisions for estimated claim payments are provided in the period of the related coverage.

PEAK MEDICAL CORPORATION
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

September 30, 2005 and 2004

(8)     Pending Merger

In May of 2005 Peak entered into the Merger Agreement pursuant to which Peak will merge with Pinnacle Acquisition Corp., a wholly owned subsidiary of Sun Healthcare Group, Inc. ("Sun"), which will result in Peak becoming a wholly owned subsidiary of Sun.  In the acquisition of Peak, the stockholders of Peak will receive up to 8,871,890 shares of Sun's Common Stock.  Sun will also assume options to acquire shares of Peak's capital stock and convert those options into options to acquire up to 103,834 shares of Sun's Common Stock.